Exhibit 23(a)




                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of FPL Group, Inc. and FPL Group Capital Inc on Form S-3 of our report dated February 11, 2000, appearing in FPL Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Miami, Florida
June 14, 2000